UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2025

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TMUS	The NASDAQ Stock Market LLC
3.550% Senior Notes due 2029	TMUS29	The NASDAQ Stock Market LLC
3.700% Senior Notes due 2032	TMUS32	The NASDAQ Stock Market LLC
3.150% Senior Notes due 2032	TMUS32A	The NASDAQ Stock Market LLC
3.850% Senior Notes due 2036	TMUS36	The NASDAQ Stock Market LLC
3.500% Senior Notes due 2037	TMUS37	The NASDAQ Stock Market LLC
3.800% Senior Notes due 2045	TMUS45	The NASDAQ Stock Market LLC
6.250% Senior Notes due 2069	TMUSL	The NASDAQ Stock Market LLC
5.500% Senior Notes due March 2070	TMUSZ	The NASDAQ Stock Market LLC
5.500% Senior Notes due June 2070	TMUSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of its ongoing process to strengthen its leadership team and advance its succession plans, T-Mobile US, Inc. (the “Company”) has implemented some changes to its senior leadership team. The Company has appointed André Almeida, a member of the Board of Directors of the Company (the “Board”), as its President of Growth and Emerging Businesses effective September 1, 2025. In this role, Mr. Almeida will oversee the Company’s broadband, T-Ads, financial services, enterprise and government businesses. Mr. Almeida is an experienced telecommunications executive with demonstrated success in the telecommunications and media industries, with a focus on end-to-end and full profit and loss responsibility across the consumer and B2B segments. Accordingly, the Company believes that the addition of Mr. Almeida to its senior leadership team will further enhance its ability to execute and achieve its long-term business objectives.

The Company also appointed John Saw, the Company’s current Chief Technology Officer and former EVP, Advanced and Emerging Technologies, as its President of Technology. In his expanded role, Mr. Saw will oversee all aspects of the Company’s network team. A long-time veteran of T-Mobile, Sprint and Clearwire, he has been instrumental in the development of the Company’s 5G network, including the introduction of new advanced network technologies and the deployment of previously underutilized spectrum.

Following his appointment, on August 22, 2025, Mr. Almeida notified the Company of his resignation from the Board and its committees effective as of August 31st. Mr. Almeida’s resignation from the Board is not the result of any disagreement between Mr. Almeida and the Company on any matter relating to the operations, policies or practices of the Company. Additionally, Callie Field, the Company’s President, Business Group, has decided to step away from her position after two decades of leadership with the Company, effective September 30, 2025, but she will remain with the Company as a strategic advisor until March 31, 2026. Mr. Saw replaces Ulf Ewaldsson, who is retiring after leading the build-out of the Company’s 5G network following the Sprint merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

August 25, 2025		/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer